                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                June 18, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-18                           877294   33-44309   811-1777

DEFINED ASSET FUNDS-MITF IS-165                               803813   33-38963   811-1777
DEFINED ASSET FUNDS-MITF IS-177                               803842   33-45049   811-1777
DEFINED ASSET FUNDS-MITF IS-189                               803869   33-49319   811-1777
DEFINED ASSET FUNDS- IS-221 DAF                               804024   33-57787   811-1777


DEFINED ASSET FUNDS-MPS-312 DAF                               781817   33-49229   811-2295


DEFINED ASSET FUNDS- MPS-539 DAF                              892761   33-52179   811-1777
DEFINED ASSET FUNDS--MPS-557 DAF                              924294   33-57699   811-1777

DEFINED ASSET FUNDS- MSS-204 DAF                              924300   333-0122
DEFINED ASSET FUNDS- MSS-32 DAF                               895619   33-49383   811-1777
DEFINED ASSET FUNDS- MSS-59 DAF                               910005   33-52549   811-1777
DEFINED ASSET FUNDS-MITF MSS 6T                               847184   33-33250   811-1777

DEFINED ASSET FUNDS-MITF NYIS-4                               868519   33-37114   811-1777

TOTAL:   13 FUNDS
